UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2010 (January 22, 2010)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53534	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

Texas Petrochemicals Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the “Company,” “we,” “us” and “our” refer to TPC Group Inc. (formerly known as Texas Petrochemicals Inc.).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 22, 2010, Texas Petrochemicals Inc. changed its name to TPC Group Inc. The name change did not require stockholder approval and was effected under Section 253 of the Delaware General Corporation Law by merging a wholly-owned Delaware subsidiary with and into the Company. Texas Petrochemicals Inc. was the surviving corporation and, in connection with the merger, the Amended and Restated Certificate of Incorporation of Texas Petrochemicals Inc. was amended to change its name to TPC Group Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

Effective January 22, 2010, the Board of Directors of the Company approved an amendment to and a restatement of the Company’s Bylaws to reflect the name change. Except for the change in the Company’s name, there were no other changes to the Company’s Bylaws. A copy of the Company’s Bylaws is attached hereto as Exhibit 3.2.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the name change described above and the effectiveness of the Company’s registration statement pursuant to Section 12 of the Securities Exchange Act of 1934 is furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger dated January 22, 2010

3.2	Bylaws of TPC Group Inc., as amended and restated January 22, 2010

99.1	Press Release dated January 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: January 28, 2010	By:	/S/ CHRISTOPHER A. ARTZER
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Ownership and Merger dated January 22, 2010

3.2	Bylaws of TPC Group Inc., as amended and restated January 22, 2010

99.1	Press Release dated January 28, 2010